SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2007

Davi Skin, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-14297	86-0907471
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4223 Glencoe Avenue, Suite B130 Marina Del Rey, California	90292
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 310-827-0800

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 2, 2007, the Board of Directors appointed Mr. Mark Phillips as a member of the Board of Directors where he shall serve until the next annual meeting of the shareholders our until removed by other actions as allowed by the corporate bylaws.

There are no family relationships between Mr. Phillips and any of our members of the Board of Directors or executive officers.

Mr. Phillips has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

On July 2, 2007, Mr. Joseph Spellman resigned as our President and Chief Executive Officers but still serves as a member of the board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

On July 2, 2007 the Board of Directors appointed Ms. Jan Wallace as President, Chief Executive Officer and to serve as a member of the board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.

Ms. Wallace has been serving as the President, CEO and Director of Secured Diversified Investment, Ltd since 2005. She is also the President of Wallace Black Financial & Investment Services, a private consulting company to private and public companies and individuals for business, financial and Investment strategies. Ms. Wallace has served as the President and CEO of three public companies listed on the Over-The-Counter Bulletin Board: MW Medical (predecessor in interest of Davi Skin, Inc.) from 1998 to 2001; Dynamic and Associates, Inc.; and Claire Technologies, Inc. from 1994 to 1995. From 1987 to 1996, Ms. Wallace was associated with four Canadian companies: Active Systems as Executive Vice President; The Heafey Group, as financial consultant; Mailhouse Plus, Ltd., owner and President; and Pitney Bowes, first female sales executive. Ms. Wallace was educated at Queens University in Kingston, Ontario and Carleton University, Ottawa, Ontario in Political Science with a minor in Economics.

There are no family relationships between Ms. Wallace and any of our members of the Board of Directors or executive officers.

We entered into a consulting agreement with Ms. Wallace. Ms. Wallace has not had any other material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any employment agreement with Ms. Wallace.

With the addition of Mr. Phillips and Ms. Wallace, our Board of Directors mow consists of six members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Davi Skin, Inc.

/s/ Munjit Johal
Munjit Johal
Chief Financial Officer
Date: July 9, 2007